                                                                   Exhibit 12.11


SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY INCOME FUND II
RATIO OF EARNINGS TO FIXED CHARGES:


                                                         Year End.  Year End.   Year End.   Year End.    Year End.
                                                            1996       1997       1998        1999         2000
                                                     -------------------------------------------------------------
Earnings:
  Pretax income (loss)                                     $  84      $  64       $ 364       $  65        $ 500

Fixed Charges:
  Interest expense                                           614        596         584         554          617
  Interest factor of rental expense                            -          -           -           -            -
                                                     -------------------------------------------------------------
             Total fixed charges                             614        596         584         554          617
                                                     -------------------------------------------------------------

             Total earnings                                  698        660         948         619        1,117

             Total fixed charges                             614        596         584         554          617
                                                     -------------------------------------------------------------

                                                     -------------------------------------------------------------
Ratio of earnings to fixed charges                          1.14       1.11        1.62        1.12         1.81
                                                     -------------------------------------------------------------

                                                     -------------------------------------------------------------
  Deficiency to cover fixed charges                            -          -           -           -            -
                                                     -------------------------------------------------------------